Exhibit 10.1
AGREEMENT TO
EXTEND CLOSING DATE
UNDER
STOCK PURCHASE AGREEMENT

THIS AGREEMENT TO EXTEND CLOSING DATE UNDER STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of the 21st day of October, 2011, by and among Web Merchants Atlanta, LLC, a Georgia limited liability company (the “Purchaser”); Liberator, Inc. (f/k/a WES Consulting, Inc.), a Florida corporation (“Seller”); Web Merchants Inc., a Delaware corporation (the “Company”); Louis S. Friedman, a resident of the State of Georgia and a principal shareholder of Seller (“Friedman”); and Fyodor Petrenko, a resident of the State of Georgia and a principal owner of Purchaser (“Petrenko”). In this Agreement, Purchaser, Seller, Company, Friedman and Petrenko are sometimes referred to individually as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, the Parties entered into that certain Stock Purchase Agreement, dated as of October 6, 2011 (the “Purchase Agreement”) (capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Purchase Agreement);

WHEREAS, the Parties have entered into that certain Agreement to Extend Closing, dated as of October 14, 2011, pursuant to which the Parties agreed to extend the Closing Date to October 21, 2011; and

WHEREAS, the Parties desire to extend the Closing for an additional seven (7) days to October 28, 2011, in exchange for the payment to the Seller of an additional non-refundable deposit of Fifty Thousand Dollars and No Cents ($50,000.00) (the “Closing Extension”);

NOW, THEREFORE, in consideration of the covenants, agreements, and promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto do hereby covenant and agree as follows:

1.           Recitals. The recitals set forth above are incorporated by reference and the Parties agree that they are true and correct.

2.           Extension of Closing Date. The Parties hereby agree that the Closing shall take place at the offices of Purchaser’s counsel Busch, Slipakoff & Schuh, LLP, 3350 Riverwood Pkwy, Suite 1550, Atlanta, GA 30339, commencing at 6:00 p.m., local time, on October 28, 2011, or such other place, time and date as is mutually agreeable to the Parties, but shall be deemed effective October 1, 2011.

3.           Payment.  In consideration for the Closing Extension, Purchaser is paying to  Seller, on the date hereof, an additional non-refundable deposit of Fifty Thousand Dollars and No Cents ($50,000.00), which shall reduce the amount to be paid to the Seller at Closing under Section 1.4(e)(ii) of the Purchase Agreement to Four Hundred and Fifty Thousand Dollars and No Cents ($450,000.00).

4.           Reaffirmation. Except as provided herein, the Purchase Agreement shall remain in full force and effect as originally set forth.

5.           Counterparts. This Agreement may be executed and delivered by the Parties in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

LIBERATOR, INC.

By:	/s/ Louis S. Friedman
Name:	LOUIS S. FRIEDMAN
Title:	President and Chief Executive Officer

By:	/s/ Ronald P. Scott
Name:	RONALD SCOTT
Title:	Chief Financial Officer

FRIEDMAN:

/s/ Louis S. Friedman
LOUIS S. FRIEDMAN, personally

WEB MERCHANTS INC.

By:	/s/ Louis S. Friedman
Name:	LOUIS S. FRIEDMAN

By:	/s/ Ronald P. Scott
Name:	RONALD SCOTT

WEB MERCHANTS ATLANTA, LLC

By:	/s/ Fyodor Petrenko
Name:	FYODOR PETRENKO
Title:	Sole Member

PETRENKO:

/s/ Fyodor Petrenko
FYODOR PETRENKO, personally